UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 7, 2007, Mark Glassman notified TradeStation Group, Inc. (the "Company") that he would be resigning as Chief Accounting Officer and Corporate Controller of the Company effective September 1, 2007.

(c) Effective upon Mr. Glassman's resignation on September 1, 2007, David H. Fleischman, the Company's Chief Financial Officer, Vice President of Finance and Treasurer, will be re-appointed principal accounting officer of the Company. Mr. Fleischman previously held the position of principal accounting officer of the Company from February 1, 2001 until February 15, 2007. There was no arrangement or understanding between Mr. Fleischman and any other person pursuant to which he was selected to be re-appointed principal accounting officer of the Company. There are no family relationships between Mr. Fleischman and any of the existing directors or executive officers of the Company. There have been no transactions and there are no currently proposed transactions in which the Company was or is to be a participant and in which Mr. Fleischman had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Fleishman, age 61, joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the Company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the board of advisors of The SeaSpecialties Group, a company that produced products and service in the seafood industry. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization – J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor’s of science degree in accounting from The New York Institute of Technology.

There is no plan, contract or arrangement to which Mr. Fleischman is a party or in which he participates that was or will be entered into, or any amendment to such a plan, contract or arrangement, in connection with Mr. Fleischman's re-appointment as principal accounting officer of the Company and there was and will be no grant or award to Mr. Fleischman or modification thereto, under any such plan, contract or arrangement in connection with Mr. Fleischman's re-appointment as principal accounting officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

August 13, 2007	By:	/s/ Marc J. Stone

Name: Marc J. Stone
Title: General Counsel